Exhibit 10.46
POST PROPERTIES, INC.
2003 INCENTIVE STOCK PLAN
FORM OF RESTRICTED STOCK AWARD AGREEMENT
GRANT
(Three Year Vest) (1)
     This Restricted Stock Award Agreement evidences the grant by Post Properties, Inc., a Georgia corporation (“Post”), in accordance with the Post Properties, Inc. 2003 Incentive Stock Plan (“Plan”), of ___shares of restricted common stock (the “Restricted Stock”) to                                          (“Key Employee”). This Restricted Stock grant is granted effective as of                                         , which shall be referred to as the “Grant Date.”

POST PROPERTIES, INC.

By:

Name:

Title:

TERMS AND CONDITIONS
     Section 1. Plan and Award Agreement. This Restricted Stock grant is subject to all of the terms and conditions set forth in this Restricted Stock Award Agreement and in the Plan, and if a determination is made that any term or condition set forth in this Restricted Stock Award Agreement is inconsistent with the Plan, the Plan shall control. All of the capitalized terms not otherwise defined in this Restricted Stock Award Agreement shall have the same meaning in this Restricted Stock Award Agreement as in the Plan. A copy of the Plan will be available to Key Employee upon written request to the Corporate Secretary of Post.
     Section 2. Stockholder Status. Key Employee shall have an immediate right to receive cash dividends on all of the shares of Restricted Stock while the shares remain subject to forfeiture under Section 3 and in addition shall have the right to vote such shares. If Key Employee forfeits shares under Section 3, Key Employee shall at the same time forfeit Key Employee’s right to vote the shares and to receive cash dividends paid with respect to the shares. Any stock dividends or other distributions of property made with respect to shares that remain subject to forfeiture under Section 3 shall be held by Post, and Key Employee’s rights to receive such dividends or other property shall vest under Section 3 at the same time as the shares with respect to which the dividends or other property are attributable. Except for the right to receive cash dividends and vote described in this Section 2, Key Employee shall have no rights as a stockholder with respect to any shares of Restricted Stock under this Restricted Stock Award Agreement until such shares have vested under Section 3.
     Section 3. Forfeiture and Vesting.
(a)	General Rule. Subject to Section 3(b), Key Employee shall vest[1] in the Restricted Stock as follows
(1)	One-third of the shares of Restricted Stock (rounding down to the nearest whole number) shall vest on , provided Key Employee remains an employee of Post or a Subsidiary or Affiliate of Post from the Grant Date through such date;

(2)	one-third of the shares of Restricted Stock (rounding down to the nearest whole number) shall vest on , provided Key Employee remains an employee of Post or a Subsidiary or Affiliate of Post from the Grant Date through such date;

(3)	the balance of the shares of Restricted Stock shall vest on , provided Key Employee remains an employee of Post or a Subsidiary or Affiliate of Post from the Grant Date through such date;

[1]	vesting terms are generally three years, but may vary.

(b)	Special Rules Applicable to Death, Disability or Retirement. If Key Employee’s employment terminates by reason of his or her death, Disability (as defined in Section 3(c)) or Retirement (as defined in Section 3(c)), then the date his or her status as an employee so terminates shall be treated as the third anniversary of the Grant Date, and the Restricted Stock granted hereunder shall immediately be vested in full.

(c)	Definitions.
(1)	Disability. A Key Employee’s employment shall be treated as terminating by reason of a “Disability” if the Compensation Committee determines that his or her employment terminated because he or she no longer is able to perform the essential functions of his or her job as a result of a physical or mental illness with or without a reasonable accommodation by Post or a Post affiliate with respect to such illness.

(2)	Retirement. A Key Employee’s employment shall be treated as terminating by reason of “Retirement” if his or her employment terminates for any reason on or after the date he or she reaches at least age 60.
If Key Employee’s employment terminates for any reason, other than a reason described in Section 3(b), before shares of Restricted Stock vest, Key Employee shall forfeit the unvested shares unless otherwise provided in a separate agreement between Key Employee and the Company. A transfer of employment between Post and a Subsidiary or Affiliate of Post or between Subsidiaries and Affiliates of Post shall not be treated as a termination of employment under this Section 3.
     Section 4. Stock Issuance. Post shall issue the shares of Restricted Stock in the name of Key Employee upon Key Employee’s execution of the irrevocable stock power in favor of Post attached hereto as Exhibit A. The Secretary of Post shall hold such shares in certificate form or in book entry with Post’s transfer agent and any distributions made with respect to such shares (other than cash dividends) until such time as the shares have vested or have been forfeited. As soon as practicable after each vesting date, Post shall issue to Key Employee a stock certificate reflecting the shares that have vested and become nonforfeitable on such date (together with any distributions made with respect to the shares that have been held by Post) or Post shall instruct its transfer agent to transfer the shares that have vested and become nonforfeitable on such date (together with any distributions made with respect to the shares that have been held by Post) from the non-vested to the vested portion of Key Employee’s account. If shares are forfeited, the shares (together with any distributions made with respect to the shares that have been held by Post) automatically shall revert back to Post.
     Section 5. Nontransferable. No rights granted under this Restricted Stock Award Agreement shall be transferable by Key Employee other than by will or the laws of descent and distribution. The person or persons, if any, to whom the Restricted Stock is transferred by will or by the laws of descent and distribution shall be treated after Key Employee’s death the same as Key Employee under this Restricted Stock Award Agreement.
     Section 6. Withholding. Key Employee’s signing of this Restricted Stock Award Agreement shall constitute Key Employee’s consent and agreement for any tax withholding required as a result of the transfer of the shares of Restricted Stock to Key Employee or any dividends or other payments made with respect to the shares of Restricted Stock to be withheld from his or her regular cash compensation, from the shares of Restricted Stock or pursuant to such other means as Post deems reasonable and appropriate under the circumstances.
     Section 7. Other Laws. Post shall have the right to refuse to transfer shares of Restricted Stock to Key Employee if Post acting in its absolute discretion determines that the transfer of such shares might violate any applicable law or regulation.
     Section 8. No Right to Continue Service. Neither the Plan, this Restricted Stock Award Agreement, nor any related material shall give Key Employee the right to continue in employment with Post or a Subsidiary or Affiliate of Post or shall adversely affect the right of Post or any Subsidiary or Affiliate of Post to terminate Key Employee’s employment with or without cause at any time.
     Section 9. Governing Law. The Plan and this Restricted Stock Award Agreement shall be governed by the laws of the State of Georgia.
     Section 10. Binding Effect. This Restricted Stock Award Agreement shall be binding upon Post and Key Employee and their respective heirs, executors, administrators and successors.

     Section 11. Headings and Sections. The headings contained in this Restricted Stock Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Restricted Stock Award Agreement. All references to sections in this Restricted Stock Award Agreement shall be to sections of this Restricted Stock Award Agreement.

I HEREBY ACCEPT AND AGREE TO THE TERMS AND CONDITIONS SET FORTH IN THIS RESTRICTED STOCK AWARD AGREEMENT.

Key Employee
Exhibit A
IRREVOCABLE STOCK POWER
FOR THE
POST PROPERTIES, INC.
2003 INCENTIVE STOCK PLAN
     As a condition to the grant to the undersigned of ___shares of restricted common stock subject to the Restricted Stock Award Agreement made to the undersigned as of                                          under the Post Properties, Inc. 2003 Incentive Stock Plan, or Plan, as evidenced by the related Restricted Stock Award Agreement, the undersigned hereby executes this Irrevocable Stock Power in order to sell, assign and transfer to Post Properties, Inc. the Restricted Stock subject to such Restricted Stock Award Agreement for purposes of effecting any forfeiture called for under Section 3 of the related Restricted Stock Award Agreement and does hereby irrevocably give Post Properties, Inc. the power (without any further action on the part of the undersigned) to transfer such Restricted Stock on the books and records of Post Properties, Inc. back to Post Properties, Inc. to effect any such forfeiture. This Irrevocable Stock Power shall expire automatically with respect to the Restricted Stock subject to such Restricted Stock Award Agreement on the date such Restricted Stock is no longer subject to forfeiture under Section 3 of the related Restricted Stock Award Agreement or, if earlier, immediately after such a forfeiture has been effected with respect to such shares of Stock.

Signature

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Date